                                                   BALDOR ELECTRIC COMPANY

                                                      STOCK OPTION PLAN
                                                  FOR NON-EMPLOYEE DIRECTORS

                                                      as approved by the
                                      Company's Board of Directors on February 5, 2001,
                                      and the Company's Shareholders on April 28, 2001

   1.   Purpose

        The purpose of this Stock Option Plan for  Non-Employee  Directors (the "Plan") of Baldor Electric  Company (the
        "Company") is to increase the ownership  interest in the Company of  non-employee  directors  whose services are considered  essential  to the  Company's  continued  progress  and to provide a further  incentive to serve as a director of the  Company.  Your Board of Directors  believes  that this Plan is in your and the  Company's  best interests  since it will better align the  non-employee  Directors'  compensation  with creating and  sustaining shareholder  value. The Plan will also assist in attracting and retaining highly qualified  individuals to serve as Directors of the Company.

   2.   Administration

        The Plan shall be  administered  by a committee  consisting of directors who are not eligible to  participate in the Plan (the "Committee").  Subject to the provisions of the Plan:

        a.   the  Committee  shall be authorized  to interpret  the Plan,  to  establish,  amend,  and rescind any rules and regulations  relating to the Plan,  and to make all other  determinations  necessary or advisable for the administration of the Plan;

        b.   the Committee  shall have no discretion  with respect to the  eligibility  or selection of directors to receive options under the Plan,  the number of shares of stock subject to any such options under the Plan, or the purchase price thereunder;  and the Committee shall not have the authority to take any action or make any determination that would materially increase the benefits accruing to participants under the Plan.

        c.   the determination of the Committee in the  administration of the Plan, as described herein,  shall be final and conclusive and binding upon all persons including,  without  limitation,  the Company,  its shareholders, and persons granted options under the Plan.

        d.   the Secretary of the Company  shall be  authorized  to implement  the Plan in accordance  with its terms and to take such actions of a  ministerial  nature as shall be necessary to  effectuate  the intent and purposes thereof.

        e.   the validity,  construction,  and effect of the Plan and any rules and  regulations  relating to the Plan shall be determined in accordance with the laws of the State of Missouri.

   3.   Participation in the Plan
        Directors  of the Company who are not  employees  of the  Company or any  affiliate  of the Company on an Option
        Grant Date shall be eligible to participate in the Plan ("Eligible Directors") on that Option Grant Date.

   4.   Shares Subject to the Plan

        Subject to adjustment as provided in Section 7:

        a.  an aggregate of 200,000  shares of Company  common stock  ("Stock")  shall be available  for issuance  upon the exercise  of  options  granted  under the Plan and may be  increased  from time to time as  approved  by the
            Company's shareholders;

        b.  the shares of Stock  deliverable  upon the  exercise  of options  may be made  available  from  authorized  but unissued shares or shares  reacquired by the Company,  including  shares  purchased in the open market or in private transactions.

        c.  if any option  granted under the Plan shall expire or terminate for any reason  without  having been  exercised in full,  the shares  subject to, but not delivered  under,  such option may again become  available for the grant of other options under the Plan.

   5.   Non-Statutory Stock Options

        All options granted under the Plan shall be  non-statutory  options not intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended.

   6.   Terms, Conditions, and Form of Options

        Each option granted under this Plan may be evidenced by a written  agreement in such form as the Committee shall from time to time  approve,  which  agreements  shall  comply  with and be  subject to the  following  terms and conditions:

        a.  Option Grant Dates.  Options  shall be granted  automatically  to each  Eligible  Director on the first trading day of Stock on the New York Stock Exchange following the Company's annual  shareholders'  meeting beginning in the year 2001.  Any Eligible  Director who received an Annual Grant from the Company's  1996 Stock Option
            Plan for  Non-Employee  Directors  in the  calendar  year 2001 shall not be eligible to receive a grant from this Plan in 2001 unless the Eligible  Director first became an Eligible  Director  during the calendar year
            2000.

        b.  Option Grant  Shares.  Options to purchase  5,400 shares of Stock (as adjusted  pursuant to Section 7) shall be granted automatically to each Eligible Director pursuant to the terms in this Section 6.

        c.  Purchase  Price.  The  purchase  price  per  share of Stock for which  each  option is  exercisable  will be as follows:

             i) for 60% of the Annual Grant (i.e.  3,240 of the 5,400  shares),  the purchase price per share of Stock shall be the fair  market  value per share of Stock on the date the option is granted  (the  closing  price per share of the Stock  based upon its  consolidated  trading  as  generally  reported  for New York Stock
                Exchange listed stocks); and

            ii) for 40% of the Annual Grant (i.e.  2,160 of the 5,400  shares),  the purchase price per share of Stock shall be
                50% of the fair market value per share of Stock on the date the option is granted  (the closing  price per share of the Stock based upon its  consolidated  trading as generally  reported for New York Stock
                Exchange listed stocks).

        d.  Exercisability  and Term of Options.  Each option granted under the Plan will become  exercisable  immediately.
            Each option  granted under the Plan shall expire ten years from the date of the grant,  and shall be subject to earlier termination as hereinafter provided.

        e.  Death  or  Termination  of  Service.  In the  event  of death of the  holder  of any  option,  each of the then outstanding  options of such holder will immediately  mature in full and become  exercisable by the holder's legal  representative  at any time  within a period of five years  after  death,  but in no event  after the expiration  date of the term of the  option.  However,  if the  holder  dies  within  five  years  following termination  of  service  on the Board,  such  option  shall  only be  exercisable  for two years  after the holder's  death or five years after  termination  of service,  whichever is longer,  or until the expiration date of the term of the  option,  if  earlier.  In the event of  termination  of  service  on the Board by a holder of an  option,  each of the then  outstanding  options of such  holder  will  continue  to mature and become  exercisable  in  accordance  with  paragraph  c.  above and the  holder  may  exercise  the  matured installments  at any time  within  five years  after such  termination  of service but in no event after the expiration date of the term of the option.

        f.  Payment.  Options may be exercised  only upon  payment to the Company in full of the  purchase  price of the shares to be  delivered.  Such payment  shall be made in cash,  in Stock,  or in a  combination  of cash and
            Stock.  The sum of the cash and the fair  market  of such  Stock  shall be at least  equal to the  aggregate price of the shares to be delivered.

   7.   Adjustment upon Changes in Stock

        If there  shall be any  change in the Stock  subject  to the Plan or to any option  granted  thereunder  through merger,  consolidation,  reorganization,  recapitalization,  stock dividend,  stock split,  exchange of stock or other change in the corporate structure,  appropriate adjustments shall be made in the aggregate number and kind of shares or other  securities  or  property  subject  to the Plan,  and the  number and kind of shares or other securities  or property  subject to  outstanding  and to subsequent  option grants and in the purchase  price of outstanding options to reflect such changes.

   8.   Options Non-Assignable and Non-Transferable

        Each option and all rights thereunder shall be  non-assignable  and  non-transferable  other than by will or the laws of descent and  distribution  and shall be exercisable  during the holder's  lifetime only by the holder or the holder's guardian or legal representative (the "Optionee").

   9.   Tax Obligations

        The Optionee  may direct that the Company pay on his or her behalf any and all tax  obligations,  sufficient  to satisfy the minimum required federal,  state, and local withholding  taxes, if any, incurred by the Optionee due to the exercise of the Options (the "Tax  Obligation").  To pay for the Tax  Obligation,  the Optionee may remit cash,  surrender  shares  previously  owned by the Optionee,  or the Optionee may direct the Company to withhold shares of stock issuable from the exercise.  If the Optionee so directs,  then the Optionee shall  reimburse the
        Company with that number of shares of the  Company's  common stock which are  necessary to reimburse the Company for the amount of the Tax Obligation.  The number of shares  necessary will be based on the fair market value on the day immediately preceding the date of exercise.

  10.   Limitation of Rights

        a.  No Right to Continue  as a Director.  Neither the Plan,  nor the  granting of an option,  nor any other  action taken pursuant to the Plan,  shall constitute or be evidence of any agreement or  understanding,  express or implied,  that the Eligible  Director  has a right to continue as a director  for any period of time,  or at any particular rate of compensation.

        b.  No  Shareholders'  Right for Options.  An Optionee  shall have no rights as a  shareholder  with respect to the shares  covered  by  options  granted  hereunder  until  the  date of the  issuance  of a stock  certificate therefor,  and no  adjustment  will be made for dividends or other rights for which the record date is prior to the date such certificate is issued.

  11.   Effective Date and Duration of Plan

        The Plan shall become effective  immediately  following  approval by the shareholders at the 2001 Annual Meeting of  Shareholders.  The Plan shall  terminate when the Company's  Board of Directors  determines that the Plan is inadequate for sustaining the Plan's Purpose as stated in Section 1 and/or when  additional  shares for issuance upon the  exercise of options  granted  under the Plan are not  approved  by the  Company's  shareholders.  Such termination shall not affect the terms of any then outstanding options.

  12.   Amendment, Suspension, or Termination of the Plan

        The Board of  Directors  may  suspend or  terminate  the Plan or revise or amend it in any  respect  whatsoever;
        provided,  however,  that  without  approval of the  Shareholders,  no revision or  amendment  shall  change the selection or eligibility  of directors to receive  options under the Plan, the number of shares of Stock subject to any such options or the Plan, the purchase price thereunder,  or materially increase the benefits accruing to participants under the Plan.

  13.   Notice

        Any written  notice to the Company  required by any of the  provisions  of this Plan shall be  addressed  to the
        Secretary of the Company and shall become effective when it is received.

  14.   Use of Proceeds

        Proceeds from the sale of Stock  pursuant to options  granted under the Plan shall  constitute  general funds of the Company.

  15.   Fractional Shares

        No fractional shares of Stock shall be issued pursuant to options granted  hereunder,  but in lieu thereof,  the cash value of such fraction shall be paid.